                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       ----------------------------------


                                   FORM 8-A/A
                      -----------------------------------


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          INFORMATION RESOURCES, INC.
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             (Exact name of Registrant as specified in its charter)


             Delaware                                   36-2947987
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


            150 North Clinton Street, Chicago, Illinois  60661-1416
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           (Address of principal executive offices)       (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                      None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:__________________


Securities to be registered pursuant to Section 12(g) of the Act:


                        Preferred Stock Purchase Rights
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                                (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     Item 1 is hereby amended by adding the following paragraph:

     On October 27, 1997, Information Resources, Inc. (the "Company") amended and restated the Rights Agreement, dated as of March 2, 1989, between the Company and Harris Trust and Savings Bank, as Rights Agent. The amendments extend the term of the Rights Agreement to October 2007, reduce the ownership threshold at which the rights become exercisable from 20% to 15%, and add an exchange feature that permits the Board of Directors to exchange the rights, once they become exercisable, for shares of the Company's common stock at a specified exchange ratio. Certain additional technical changes were also made. The foregoing summary is qualified by the amended and restated Rights Agreement, a copy of which is filed herewith as Exhibit 4.2 and incorporated herein by reference.

Item 2.   Exhibits
          --------

     Item 2 is hereby amended by adding the following exhibit:

          Exhibit No.                  Description
          -----------                  -----------

               4.2 Rights Agreement between Information Resources, Inc. and Harris Trust and Savings Bank, amended and restated as of October 27, 1997


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 27, 1997             INFORMATION RESOURCES, INC.


                                    By:  /s/ Gary M. Hill
                                       -----------------------------------------
                                             Gary M. Hill
                                             Executive Vice President - Finance
                                             Chief Financial Officer


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                                 EXHIBIT INDEX
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                                                                                 Sequentially
Exhibit                                                                            Numbered
Number                                Exhibit                                        Page
-------                               -------                                 ------------------

  4.2 Rights Agreement between Information Resources, Inc. and Harris Trust and Savings Bank, as Rights Agent, amended and restated as of October 27, 1997

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